Exhibit 21.1

SUBSIDIARIES OF MARVELL
Subsidiary	Jurisdiction
Cavium India Holdings, LLC	California, United States
Cavium International	Cayman Islands
Cavium Networks (India) Private Limited	India
Cavium Networks Asia	Cayman Islands
Cavium Networks International	Cayman Islands
Cavium Networks International, Inc.	Delaware, United States
Cavium Networks LLC	Delaware, United States
Cavium Networks Singapore Pte. Ltd.	Singapore
Cavium Semiconductor Technology (Shanghai) Co., Ltd.	China
Marvell Technology UK Ltd.	United Kingdom
Cavium, LLC	Delaware, United States
Marvell Asia Pte Ltd	Singapore
Marvell Hong Kong Limited	Hong Kong
Marvell India Private Limited	India
Marvell International Ltd.	Bermuda
Marvell International Technology Ltd.	Bermuda
Marvell Israel (M.I.S.L) Ltd.	Israel
Marvell Italia S.r.l.	Italy
Marvell Japan K.K.	Japan
Marvell Netherlands B.V.	Netherlands
Marvell Semiconductor Germany GmbH	Germany
Marvell Semiconductor Korea, Ltd.	Korea
Marvell Semiconductor Sdn. Bhd.	Malaysia
Marvell Semiconductor, Ltd.	Delaware, United States
Marvell Semiconductor, Inc.	California, United States
Marvell Switzerland S.a.r.l.	Switzerland
Marvell Taiwan Ltd.	Taiwan
Marvell Technology (Beijing), Ltd.	China
Marvell Technology (Chengdu), Ltd.	China
Marvell Technology (Nanjing), Ltd.	China
Marvell Technology (Shanghai), Ltd.	China
Marvell Semiconductor Canada Inc.	Canada
Marvell Technology Denmark ApS	Denmark
Marvell Technology Japan Y.K.	Japan
Marvell Technology Sweden AB	Sweden
Marvell Technology Vietnam LLC	Vietnam
Marvell Technology Holdings, Inc.	Delaware, United States
Marvell World Trade Ltd.	Barbados
NetXen, Inc.	Delaware, United States
PT. Marvell Technology Indonesia	Indonesia
QLGC Limited	Ireland

QLogic Hong Kong Ltd.	Hong Kong
QLogic India Pvt. Ltd.	India
QLogic International Holdings, Inc.	Delaware, United States
QLogic International Ltd.	Bermuda
QLogic LLC	Delaware, United States
QLogic Storage Network Infrastructure (Beijing) Co. Ltd.	China
QLogic Switch Products, LLC	Minnesota, United States
Utopia Capital Holdings, Ltd.	Bermuda
Aquantia Corp.	Delaware, United States
Aquantia LLC	Delaware, United States
Marvell Rus LLC	Russia
Aquantia Semiconductor India Pvt Ltd	India
Aquantia C.V.	Netherlands
Aquantia (Cayman), Ltd.	Cayman Islands
Aquantia B.V.	Netherlands
Aquantia Czech s.r.o	Czech Republic
Marvell Government Solutions, LLC Solutions, LLC][2]	Delaware, United States
Marvell Technology Poland Sp. Z o.o.	Poland
Marvell Technology, Inc.	Delaware, United States
Indigo Acquisition Corp.	Delaware, United States
Maui Acquisition Company Ltd.	Bermuda